UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Suite 115
Oakland, California	94601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market
Preferred Stock Purchase Rights		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on April 19, 2024 of the previously announced sale by ContextLogic Inc., a Delaware corporation (the “Company” or “ContextLogic”), of substantially all of its assets to Qube Network Pte. Ltd. (the “Buyer”), an affiliate of Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account (the “Asset Sale”) pursuant to the terms of the Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company and the parent of both Qoo10 Delaware and the Buyer (as amended or modified, the “Asset Purchase Agreement”). In consideration for the sale of the assets conveyed in the Asset Sale, the Company received approximately $161 million in cash, after giving effect to the purchase price adjustments set forth in Asset Purchase Agreement. As additional consideration, the Buyer assumed substantially all the liabilities of the Company. The Company expects to begin trading under a new Nasdaq ticker symbol, “LOGC,” within 30 days after the consummation of the Asset Sale.

Item 1.02 Termination of a Material Definitive Agreement.

On April 19, 2024, at the closing of the Asset Sale, the Company terminated its Revolving Credit Agreement, dated as of November 20, 2020, by and among the Company, as the Borrower, the Lenders party thereto, the Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent (the “Revolving Credit Facility”), as well as the related security agreements. The Revolving Credit Facility enabled the Company to borrow up to $280 million and contained a minimum liquidity financial covenant of $350 million, which included unrestricted cash and any available borrowing capacity under the Revolving Credit Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introduction is hereby incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024 (the “April 3, 2024 Form 8-K”), disclosed the Company’s Board of Directors (the “Board”) had approved a number of changes to the Board and the Company’s senior management team on April 1, 2024. Those changes were approved subject to, and effective upon, the completion of the Asset Sale.

Accordingly, upon the completion of Asset Sale on April 19, 2024:

•	Rishi Bajaj, one of the Company’s directors, remained on the Board and became the Company’s Chief Executive Officer;

•	Brett Just was appointed to serve as the Company’ Chief Financial Officer;

•	the size of the Board was decreased to consist of a total of five directors;

•	the resignations of Tanzeen Syed, Julie Bradley, Lawrence Kutscher, Stephanie Tilenius, Hans Tung and Jun (Joe) Yan from the Board (and from all committees of the Board on which they served) became effective;

•	Michael Farlekas, Marshall Heinberg, Elizabeth LaPuma and Richard Parisi were appointed to fill the four vacancies resulting from those resignations and the decrease in the size of the Board; and

•	Jun (Joe) Yan, the Company’s Chief Executive Officer, Vivian Liu, the Company’s Chief Operating Officer and Chief Financial Officer, and Mauricio Monico, the Company’s Chief Product Officer, ceased to serve in their respective positions and as employees of the Company.

The information with respect to Mr. Bajaj, Mr. Just, Mr. Farlekas, Mr. Heinberg, Ms. LaPuma and Mr. Parisi included in Item 5.02 of the April 3, 2024 Form 8-K is incorporated by reference herein.

None of the director and officer departures described above was the result of a disagreement with the Company or management of the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 12, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Asset Purchase Agreement that was convened and adjourned without conducting any business. The adjourned Special Meeting reconvened on April 18, 2024. As of March 7, 2024, the record date for the Special Meeting, there were 24,397,997 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the reconvened Special Meeting, a total of 13,015,992 shares of Common Stock, representing approximately 53.3% of the shares of Common Stock outstanding and entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the reconvened Special Meeting, the following proposals were considered:

1.	A proposal to approve the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

2.	A proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale (the “Advisory Compensation Proposal”); and

3.	A proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”).

Each of the Asset Sale Proposal and the Advisory Compensation Proposal were approved by the requisite vote of the Company’s stockholders. As a result of the approval of the Asset Sale Proposal, the Adjournment Proposal was rendered moot and was not presented at the reconvened Special Meeting. The voting results for each of the Asset Sale Proposal and the Advisory Compensation Proposal are described below. For more information on each of these proposals, see the definitive proxy statement filed by the Company with the SEC on March 15, 2024.

1.	Asset Sale Proposal:

The ContextLogic stockholders approved the Asset Sale Proposal, with the holders of approximately 51.5% of the outstanding shares of Common Stock voting in favor of the Asset Sale (representing approximately 97% of the shares voted at the Special Meeting), as follows:

For	Against	Abstain	Broker Non-Votes
12,572,149	411,185	32,658	N/A

2.	Advisory Compensation Proposal:

The ContextLogic stockholders approved the Advisory Compensation Proposal, with the holders of approximately 92.2% of the voting power of the shares of Common Stock entitled to vote on that matter that were (i) present in person or represented by proxy at the Special Meeting and (ii) voted for or against the matter, as follows:

For	Against	Abstain	Broker Non-Votes
11,744,642	988,452	282,898	N/A

Item 7.01 Regulation FD Disclosure.

On April 19, 2024, the Company issued a press release announcing certain of the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma condensed financial information as of December 31, 2023 and for the year ended December 31, 2023 included in the Company’s definitive proxy statement filed with the SEC on March 15, 2024, beginning on page 16 thereof, is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by ContextLogic Inc., dated April 19, 2024
99.2	Unaudited pro forma condensed financial information of the Company as of December 31, 2023 and for the year ended December 31, 2023 (incorporated by reference to the Company’s definitive proxy statement filed on March 15, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date: April 22, 2024	By:	/s/ Brett Just
Brett Just
Chief Financial Officer Principal Financial Officer and Principal Accounting Officer

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